UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

1-3382	DUKE ENERGY PROGRESS, INC. (a North Carolina corporation) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On May 15, 2013, Duke Energy Corporation (the “Company”) removed the Harris Nuclear Plant from service to make minor repairs in a nozzle that penetrates the top of the reactor vessel. The Company expects to complete the repair and have the unit back online within a matter of weeks. The Harris unit had been operating for 342 days since its last refueling outage in the spring of 2012.

The unit shut down poses no impact to the health and safety of the Company’s plant neighbors or employees. The decision to remove the plant from service was based on data collected from the last Harris refueling outage.

During analysis of this ultrasonic data from the 2012 outage, the Company determined that one of the reactor head penetrations appeared not to meet the applicable acceptance criteria. The area under review is in the nozzle which penetrates the reactor head. Initial evaluation of the data indicates no evidence of leakage from the reactor vessel.

This type of repair is well understood in the industry and has been performed successfully at nuclear stations worldwide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 16, 2013	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

DUKE ENERGY PROGRESS, INC.

Date: May 16, 2013	By:	/s/ Julia S. Janson
Executive Vice President and Chief Legal Officer